Exhibit 99.1

NEWS RELEASE - for immediate release

Alexza Amends ADASUVE® Commercial Partnership Agreements

Ferrer to Assume Additional Financial, Clinical, Regulatory and Commercial Responsibilities

Teva Note Maturity Extended with no Interest Accrual for Specified Period of Time

Mountain View, California - June 18, 2015 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) today announced that it has updated and amended its ADASUVE® (Staccato® loxapine) commercial partnerships with Grupo Ferrer Internacional, S.A. (Ferrer) and Teva Pharmaceutical Industries Ltd. (Teva). Ferrer is Alexza’s commercial partner for ADASUVE in the European Union, Latin America, the Commonwealth of Independent States and other countries in Europe. Teva is Alexza’s commercial partner for ADASUVE in the United States.

As previously announced in May 2015, Alexza analyzed various initiatives that could reduce manufacturing costs, including supply chain requirements, to make global production more efficient and cost-effective. As a result of this analysis, Alexza plans to complete ADASUVE commercial production for Ferrer and Teva pending orders in the third quarter of 2015, and then will suspend ADASUVE commercial production operations. The primary goal of this action is to reduce Alexza’s underutilized manufacturing capacity, overhead expenses and related costs, while fulfilling the supply requirements of its commercial partners.

In connection with the modification to the manufacturing obligations by Alexza, which also included evaluation of internal and possible external (third party) manufacturing capabilities or alternatives, the companies have updated and amended their commercial partnerships.

“The comprehensive amendments we have completed allow for continued commercialization of ADASUVE while providing flexibility to reflect market learnings during the launch of the product,” said Thomas B. King, President and CEO of Alexza Pharmaceuticals. “We believe the sales during the global launch of ADASUVE do not reflect the clinical benefits ADASUVE can convey to patients, and we remain confident in ADASUVE’s long-term commercial prospects. Early feedback from physicians and patients corroborate the positive clinical profile we observed with ADASUVE during its clinical development.”

King continued, “We believe we are making solid decisions regarding how to run our business for the future and are making strategic changes to our business model. Amending our agreements with Ferrer and Teva will allow us to reduce the costs of producing ADASUVE and eliminate the costs associated with some of the EU post-approval commitments, with the overall goal of substantially reducing our cash burn rate.”

Ferrer and Alexza Agreement Amendment

•	Alexza’s Manufacturing Obligations: Alexza and Ferrer have agreed to identify more suitable long-term solutions for future ADASUVE manufacturing. Alexza’s current ADASUVE manufacturing obligations are to be suspended for a period of time. During the manufacturing suspension period, Alexza and Ferrer will evaluate internal and possible external (third party) manufacturing capabilities.

•	Ferrer’s Right to Manufacture: Ferrer and Alexza have agreed that Ferrer will have the option to manufacture ADASUVE at its facilities. If Ferrer chooses to exercise its option, it will be granted ADASUVE manufacturing rights for the Ferrer territories, including an option to manufacture certain additional Staccato products for the Ferrer territories.

•	MAA Transfer to Ferrer: Alexza will transfer the EU Marketing authorization for ADASUVE (MAA), to Ferrer. The MAA transfer includes the responsibilities for the ongoing post-approval clinical studies (the PASS and DUS studies), a future Phase 3 study in adolescents, as well as ongoing pharmacovigilance responsibilities.

•	Milestone Payment Elimination: In consideration for taking on additional responsibilities, the specific milestone payments for first commercial sales in Russia, Brazil and Turkey have been eliminated.

•	Territory and Technology Expansion: Ferrer will gain ADASUVE registration and commercialization rights for Middle East and North Africa (MENA), Korea, Philippines, and Thailand territories. In addition, Ferrer will have the option to develop and commercialize additional Staccato products for the Ferrer territories, with certain rights outside of the current Ferrer territory, in consideration for royalties to Alexza.

Teva and Alexza Agreement Amendment

•	Alexza’s Manufacturing Obligations: Alexza and Teva have agreed to identify more suitable long-term solutions for future ADASUVE manufacturing. Alexza’s current ADASUVE manufacturing obligations are to be suspended for a period of time. During the manufacturing suspension period, Alexza and Teva will evaluate internal and possible external (third party) manufacturing capabilities.

•	Modification of Teva’s Commercial Obligations: Alexza and Teva have agreed to adjust certain of Teva’s commercial diligence obligations related to ADASUVE for a period of time. Teva will continue to use commercially reasonable efforts to commercialize ADASUVE in the U.S., be responsible for all related regulatory and clinical activities, and will continue to be responsible for royalties and milestone payments on the U.S. sales of ADASUVE.

•	Modification to Teva note: The maturity note will be extended for a time equal to the duration of manufacturing suspension period. No interest will accrue on the Teva note during the manufacturing suspension period.

During the manufacturing suspension period Alexza plans to work with its commercial partners to find the most efficient path for future ADASUVE manufacturing and assure ADASUVE supplies for current and new markets.

About ADASUVE (Staccato loxapine)

ADASUVE is the first and only inhalation therapy for the rapid control of mild-to-moderate agitation in adult patients with schizophrenia or bipolar disorder. The EU marketing authorization for ADASUVE requires that patients receive regular treatment immediately after administration of the product to control acute agitation symptoms. It also requires that ADASUVE be administered only in a hospital setting under the supervision of a healthcare professional. Short-acting beta-agonist bronchodilator treatment should be available for treatment of possible severe respiratory side effects, such as bronchospasm.

Alexza and Ferrer estimate that as many as 8 million adults in the EU suffer from schizophrenia or bipolar disorder1. Agitation is a common symptom for these patients2, characterized by feelings of distress, anxiety and loss of control.

ADASUVE combines Alexza’s proprietary Staccato system with loxapine, an antipsychotic medicinal product. The Staccato system is a hand-held inhaler that delivers a drug aerosol to the deep lung that results in intravenous-like pharmacokinetics and rapid systemic effects.

The authorization for ADASUVE in the EU differs from that in the United States, with respect to the indication statement, dose regimen, available dose strengths, and risk mitigation and management plans. For more information about ADASUVE, including the Summary of Product Characteristics and Patient Information Leaflet approved in the EU, please visit the EMA website. For the full prescribing information including boxed warnings for the U.S., please visit www.adasuve.com.

ADASUVE is currently available in the United States, sixteen EU member countries, one Latin American country, and is also approved in eight countries in Latin America.

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development, and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s products are based on the Staccato® system, a hand-held inhaler designed to deliver a drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner.

ADASUVE®, Alexza’s first commercial product, is based on the Staccato system and has been approved for sale by the U.S. Food and Drug Administration, the European Commission, and in several Latin American countries.

Teva Pharmaceuticals USA, Inc., a subsidiary of Teva Pharmaceutical Industries Ltd., is Alexza’s commercial partner for ADASUVE in the United States. Grupo Ferrer Internacional SA is Alexza’s commercial partner for ADASUVE in Europe, Latin America, the Commonwealth of Independent States countries, MENA, Korea, Philippines, and Thailand territories.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc. For more information, please visit www.alexza.com.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the ability of Alexza and its partners, Teva and Ferrer, to effectively and profitably commercialize ADASUVE, estimated product revenues and royalties associated with the sale of ADASUVE, the adequacy of the Company’s capital to support the Company’s operations, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	Ana Kapor
Senior Director, Investor Relations and Corporate Communications
650.944.7906
akapor@alexza.com

References:

1.	Wittchen H.U., et al., 2011. The size and burden of mental disorders and other disorders of the brain in Europe 2010. Eur. Neuropsychopharmacol. 21, 655-679.
2.	Alexza data on file (primary market research among caregivers of patients with schizophrenia (95% have agitation) and bipolar patients (87% have agitation).